SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
                               -----------------
            (Exact name of registrant as specified in its charter)

             Delaware                                       13-2740599
----------------------------------------                 ------------------
(State of incorporation or organization)                  (I.R.S. Employer
                                                         Identification No.)
         4 World Financial Center
          New York, New York                                   10080
----------------------------------------                     ---------
(Address of principal executive offices)                     (Zip Code)


If this form relates to the registration of a            If this form relates to the registration of a
class of securities pursuant to Section 12(b) of         class of securities pursuant to Section 12(g) of
the Exchange Act and is effective pursuant to            the Exchange Act and is effective pursuant to
General Instruction A.(c), please check the              General Instruction A.(d), please check the
following box.  |X|                                      following box.  |_|
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Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:


   Title of each class                  Name of each exchange on which
   to be so registered                  each class is to be registered
   -------------------                  ------------------------------

Euro Currency Warrants                  American Stock Exchange
Expiring February   , 2002

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
-------------------------------------------------------------------------------
                               (Title of class)





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Item 1.    Description of Registrant's Warrants to be Registered.
           -----------------------------------------------------


          The description of the general terms and provisions of the Euro
Currency Warrants expiring February , 2002 to be issued by Merrill Lynch &
Co., Inc. (the "Warrants") set forth in the Preliminary Prospectus Supplement dated November 3, 2000, and the Prospectus dated June 15, 2000, attached hereto as Exhibit 99(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Warrants contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement
Number 333-38792 which will contain the final terms and provisions of the Warrants, including the expiration date of the Warrants, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.


Item 2.    Exhibits.
           --------

             99(A)    Preliminary Prospectus Supplement dated
                      November 3, 2000, and Prospectus dated June 15,
                      2000, (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

             99(B)    Form of Warrant.

             99(C)    Form of Warrant Agreement between Merrill Lynch & Co.,
                      Inc. and Citibank, N.A., the Warrant Agent , dated as of
                                  , 2000.

          Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.






                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           MERRILL LYNCH & CO., INC.




                                           By: /s/ John C. Stomber
                                               ------------------------------
                                                       John C. Stomber
                                                    Senior Vice President
                                                             and
                                                          Treasurer


Date:  November 30, 2000


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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549









                          MERRILL LYNCH & CO., INC.







                                   EXHIBITS
                                      TO
                       FORM 8-A DATED NOVEMBER 30, 2000



                              INDEX TO EXHIBITS
                                  ---------


Exhibit No.
----------

99 (A)            Preliminary Prospectus Supplement dated
                  November 3, 2000, and Prospectus dated
                  June 15, 2000 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99 (B)            Form of Warrant.

99 (C) Form of Warrant Agreement between Merrill Lynch & Co., Inc. and Citibank, N.A., as Warrant Agent, dated as of
                           , 2000.